Because of the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

72DD1   Class A	6,751
	Class B	0
	Class C	0

72DD2Class M	0
	Class R	0
	Class Y	620

73A1	Class A	0.017
	Class B	0.000
	Class C	0.000

74A2	Class M	0.000
	Class R	0.000
	Class Y	0.033

74U1	Class A	340,526
	Class B	87,897
	Class C	6,724

74U2	Class M	6,326
	Class R	0
	Class Y	6,203

74V1	Class A	7.20
	Class B	6.60
	Class C	6.94

74V2	Class M	6.97
	Class R	7.19
	Class Y	7.42